Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 5, 2021, relating to the financial statements of The Marcus Corporation and the effectiveness of The Marcus Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Marcus Corporation for the year ended December 31, 2020.

/s/ Deloitte & Touche

Milwaukee, Wisconsin
June 2, 2021